                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Newfield Exploration Company (the "Company") for the year ended December 31, 1997 (the "Form 10-K"), and the incorporation by reference of the Form 10-K into the Company's Registration Statements on Form S-8 (Registration No. 33-72848, No. 33- 79826 and No. 33-92182).



/S/ RYDER SCOTT COMPANY

Ryder Scott Company
Petroleum Engineers
February 23, 1998